UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 15, 2015

TIPTREE FINANCIAL INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 21st Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 446-1400
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On June 15, 2015, Tiptree announced that it appointed Sandra Bell as Chief Financial Officer of Tiptree Financial Inc. (“Tiptree”), its subsidiary, Tiptree Operating Company, LLC (“Operating Company”) and Tiptree Financial Partners, L.P. (“TFP”) effective July 1, 2015 (the "Commencement Date").

Ms. Bell brings over 30 years of business experience in the financial services and energy industries, both as a public company Chief Financial Officer and as an investment banker. Most recently, Ms. Bell served as Chief Financial Officer of Prospect Mortgage, LLC (“Prospect”), a private equity owned mortgage originator and servicer, overseeing all financial activities, including strategic planning, treasury, financial reporting, bank and rating agency relationships and investor relations. Prior to joining Prospect, from 2008 to 2011, Ms. Bell served as Chief Financial Officer of PHH Corporation (“PHH”), a publicly traded, multi-divisional financial services company engaged in the private label mortgage services and fleet management businesses. While at PHH, her responsibilities included treasury, cash management and banking relationships, strategic planning, budgeting and forecasting, investor relations, accounting and public reporting, audit and tax. Prior to PHH, Ms. Bell served as Executive Vice President and Chief Financial Officer of the Federal Home Loan Bank of Cincinnati, where Ms. Bell managed its development, profitability and risk of its core business lines. She also led the strategic financial management and reporting functions, including SEC reporting; treasury, including funding and capital and risk management; credit services, including the lending and credit risk management functions; and management of a whole loan mortgage portfolio. Prior to assuming her position at the Federal Home Loan Bank, Ms. Bell had been a Managing Director at Deutsche Bank Securities, where she had been employed for 13 years. Ms. Bell received a Bachelor of Arts degree in Economics from The Ohio State University and a Masters in Business Administration from Harvard Business School.

In connection with Ms. Bell's appointment, Tiptree Asset Management Company, LLC, a subsidiary of Operating Company (“Employer”) and Ms. Bell entered into an Executive Employment Agreement dated as of June 12, 2015 (the “Employment Agreement”). Pursuant to the Employment Agreement, Ms. Bell will receive an annual base salary of $400,000 and will be eligible to receive an annual bonus. For the fiscal years 2015, 2016 and 2017, her annual bonus will be a minimum of 100% of her base salary (pro-rated for fiscal year 2015). Thereafter, Ms. Bell is eligible to receive an annual bonus in an amount determined by the Compensation, Nominating and Governance Committee of Tiptree’s board of directors based on the achievement of specific annual corporate performance objectives. Any annual bonus for the fiscal years 2015 and 2016 will be paid 50% in cash and 50% in restricted stock units ("RSUs"). Any annual bonus for the fiscal year 2017 and thereafter may be paid in cash and RSUs, but at least 50% in cash.

The Employment Agreement provides that, on the Commencement Date, Ms. Bell will receive grants of (i) 15,000 restricted shares of Tiptree's Class A common stock that will be vested at grant, but subject to forfeiture if she resigns without Good Reason (as defined in the Employment Agreement) prior to the one-year anniversary of the Commencement Date, and (ii) RSUs for a number of shares of Tiptree's Class A common stock with a value on the Commencement Date equal to $300,000, that will vest equally on each of the one-year, two-year and three-year anniversaries of the Commencement Date.

There is no definite term under the Employment Agreement, and Employer may terminate Ms. Bell at any time upon approval of Tiptree’s board of directors. If Ms. Bell's employment is terminated by Employer without Cause (as defined in the Employment Agreement) or due to her having a disability, her death, or due to her resignation for Good Reason, then , subject to the execution of a general release, Ms. Bell will be entitled to (i) a lump sum severance payment in an amount equal to her base salary (reduced in the case of death or disability by any amounts payable under an employer sponsored plan); (ii) any earned but unpaid annual bonuses with respect to any performance period that ends in the calendar year prior to the calendar year in which termination occurs, payable solely in cash; (iii) a pro rata annual bonus with respect to the performance period that ends in the calendar year in which the termination occurs, payable solely in cash; (iv) full vesting of any then outstanding unvested equity awards; and (v) subject to her timely election of COBRA, payment of the cost of her COBRA premiums above the active employee rate through the earlier of 12 months and her becoming eligible for comparable coverage with a subsequent employer.

Ms. Bell has agreed to certain restrictive covenants under the Employment Agreement, including with respect to confidentiality at all times and non-competition and non-solicitation of clients, investors and employees during her employment and for one year following the date of her termination.

The foregoing description is summary in nature and does not purport to be a complete description of the terms of the Employment Agreement, please refer to the Employment Agreement for full terms. The Employment Agreement is attached as Exhibit 10.1 under Item 9.01 of this Form 8-K and is incorporated herein by reference.

Tiptree is a party to an indemnification agreement with Ms. Bell (the “Indemnification Agreement”). The Indemnification Agreement requires Tiptree to indemnify its executive officers and directors to the fullest extent permitted by law and to advance all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Although the Indemnification Agreement offers substantially the same scope of coverage afforded by Tiptree’s charter and bylaws and by Maryland law, they provide greater assurance to directors and executive officers that indemnification will be available because, as contracts, they cannot be modified unilaterally in the future by the board of directors or the stockholders to eliminate the rights it provides. This summary of the Indemnification Agreement is not complete and is qualified in its entirety by Tiptree’s Form of Indemnification Agreement, previously filed as Exhibit 10.9 to Tiptree’s Registration Statement on Form S-11, as amended (File No. 333-141634), filed on June 7, 2007 and herein incorporated by reference.

Ms. Bell has not been involved in any transaction with Tiptree or any of its directors, executive officers, affiliates or associates which are required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01	Regulation FD Disclosure.

On June 15, 2015, Tiptree issued a press release announcing that, effective July 1, 2015, Sandra Bell will be appointed as the new Chief Financial Officer of Tiptree, Operating Company and TFP. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that Section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of Tiptree under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) List of Exhibits:

10.1	Executive Employment Agreement between Tiptree Asset Management Company, LLC and Sandra Bell dated as of June 12, 2015.
99.1	Tiptree Financial Inc. press release, dated June 15, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE FINANCIAL INC.

Date: June 15, 2015	By:	/s/ Geoffrey Kauffman
Name: Geoffrey Kauffman
Title: Co-Chief Executive Officer